UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS SERIES TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ActivePassive Funds
Answering Machine Message
Meeting Date: December 9, 2011
Toll-Free # 1-855-500-9508

ANSWERING MACHINE MESSAGE:

Hello, my name is _____________, and I am a proxy voting specialist for the ActivePassive Funds. Within the past few days you should have received a new proxy package in the mail stating we have yet to receive your vote for the ActivePassive Funds Special Meeting of Shareholders to be held on December 9, 2011.

Your participation is very important and will save the funds money on additional solicitation if you vote now. To vote over the telephone, call toll-free at 1-855-500-9508 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9am to 6pm and Saturday 10am to 6pm Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.